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Exhibit 10.50

LETTER AGREEMENT

June 24, 2003

Special Devices, Incorporated
14370 White Sage Road
Moorpark, CA 93021

Ladies and Gentlemen:

        This letter agreement is entered into by and between Special Devices, Incorporated, a Delaware corporation (the "Company"), and Wells Fargo Foothill, Inc. (the "Lender") (this "Letter Agreement"). Reference is made to that certain Loan and Security Agreement dated as of June 27, 2001, between the Company and Lender (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in the Loan Agreement. The term "Loan Documents" as defined in the Loan Agreement is hereby amended and supplemented to include this Letter Agreement.

        The Company may wish, from time to time, to present for payment to Wells Fargo Bank ("Wells Fargo") certain checks or drafts made payable to the Company that are denominated in a foreign currency (collectively, the "Foreign Drafts"). In addition to seeking payment on the Foreign Drafts, the Company may request that Wells Fargo convert the proceeds of the Foreign Drafts into United States Dollars (such conversions being referred to herein as the "Currency Conversions").

        Wells Fargo may agree, in Well Fargo's discretion, from time to time to assist with the payment or collection of the Foreign Drafts and/or the Currency Conversions, so long as Lender agrees to reimburse and/or indemnify Wells Fargo (i) in the event that any Foreign Draft is not paid or honored for any reason, and (ii) for any other cost, expense, loss, claim, action, or damages arising from or incurred in connection with such Foreign Drafts or the Currency Conversions (collectively, "Wells Fargo Claims").

        In order to induce Lender to agree to reimburse and indemnify Wells Fargo for any and all Wells Fargo Claims, the Company agrees to reimburse and indemnify Lender, on demand, for any cost, expense, loss, claim, action, or damages arising from or incurred by Lender in connection with the Wells Fargo Claims, whether now existing or hereafter arising (the "Lender Claims"). Such reimbursement and indemnification obligations of the Company shall be deemed to be "Obligations" under the Loan Agreement.

        Any Obligation of the Company to make payments to Lender arising out of Lender Claims shall be irrevocable, without any qualification or exception whatsoever, and shall be made without set-off or defense under all circumstances, including, without limitation, any of the following: (i) any lack of validity or enforceability of the Loan Agreement, this Letter Agreement, and any other Loan Document, (ii) the existence of any claim, setoff, defense or other right that the Company or Lender may have at any time against Wells Fargo or any other Person in connection with the Wells Fargo Claims, (iii) any certificate, notice, document, representation or any statement presented to or by, or asserted by, Wells Fargo proving to be forged, fraudulent, invalid, or insufficient in any respect, and (iv) any payment of the Wells Fargo Claims by Lender based on any error, negligence or mistake, whether omission or commission, except for any gross negligence or willful misconduct on the part of Lender.

        This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. The terms and conditions of the Loan Agreement are hereby incorporated by reference into this Letter Agreement.

        This Letter Agreement shall become effective upon Borrower's returning a executed copy of this Letter Agreement to Lender

        Please indicate your agreement by signing as indicated below.

Very truly yours,

WELLS FARGO FOOTHILL, INC.

/s/ JOHN NOCITA

AGREED AND ACKNOWLEDGED:

SPECIAL DEVICES, INCORPORATED

By:	/s/ JAMES E. REEDER
Name:	JAMES E. REEDER
Title:	VICE PRESIDENT FINANCE
Date:	JUNE 25, 2003

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  Exhibit 10.50